SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 12, 2002

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in its charter)

WASHINGTON	1-4825	91-0470860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33663 Weyerhaeuser Way South
Federal Way, Washington 98063-9777
(address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (253) 924-2345

N/A
(Former name or former address, if changed since last report)

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Item 5. Other Events

     On February 11, 2002, Company Holdings, Inc., a Washington corporation (“CHI”) and a direct wholly owned subsidiary of Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), announced the expiration of, and the acceptance for payment of shares in, its cash tender offer (the “Offer”) for all of the outstanding shares (the “Shares”) of common stock, par value $.50 per share, of Willamette Industries, Inc., an Oregon corporation (“Willamette”). In the Offer, CHI acquired an aggregate of 106,822,511 Shares, representing approximately 97.0% of Willamette’s outstanding common stock.

     Under the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”) dated January 28, 2002, among Weyerhaeuser, CHI and Willamette, CHI was merged (the “Merger”) with and into Willamette on March 14, 2002 with Willamette surviving the Merger as a wholly-owned subsidiary of Weyerhaeuser. In the Merger all remaining Shares, other than Shares owned by Willamette, Weyerhaeuser or CHI, were converted into the right to receive $55.50 per Share in cash without interest.

     On March 12, 2002, Weyerhaeuser issued $5,500,000,000 of indebtedness (the “Debt Issue”) in a private placement transaction to refinance a portion of the indebtedness previously incurred by Weyerhaeuser to pay the purchase price for the Shares.

This Current Report on Form 8-K includes unaudited pro forma financial statements of Weyerhaeuser, giving effect to, among other things, the Merger and the Debt Issue.

Item 7. Exhibits

99.1	Unaudited pro forma condensed consolidated financial statements of Weyerhaeuser Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY,

by
/s/ STEVEN J. HILLYARD
	Name:	Steven J. Hillyard
	Title:	Vice President and Controller

Dated: March 27, 2002

Exhibit Index

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated financial statements of Weyerhaeuser Company.